UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2007

____________________

Edgeline Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
5075 Westheimer, Suite 975 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Dragon Gold Resources, Inc.
____________________________
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (713) 402-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company’s 2007 Annual Meeting of Shareholders was held on June 19, 2007. Holders of an aggregate of 500,000,000 shares of our common stock at the close of business on June 1, 2007, were entitled to vote at the meeting, of which 373,101,125 were present in person or represented by proxy. At such meeting, the Company’s shareholders voted as follows:

Proposal 1.

To elect two directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Leonard Ivins	373,101,125	--	--	--
Carl A. Chase	373,101,125	--	--

Proposal 2.

To amend our Articles of Incorporation to effect a 1-for-80 (1:80) reverse stock split that will not reduce the number of shares of common stock the Company is authorized to issue, but will increase the par value from $0.001 to $0.08.

Votes For	Votes Against	Abstentions	Broker Non-Votes
373,100,125	1,000	--	--

Proposal 3.

To amend our Articles of Incorporation to effect a name change from “Dragon Gold Resources, Inc.” to “Edgeline Holdings, Inc.”

Votes For	Votes Against	Abstentions	Broker Non-Votes
373,100,125	1,000	--	--

Proposal 4.

To approve the Company’s 2007 Employee Stock Option Plan (“Plan”). Subject to approval by the shareholders at this Annual Meeting, a maximum of 480,000,000 shares of Company common stock pre-split (6,000,000 shares post-split) can be issued pursuant to the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
373,100,125	1,000	--	--

Accordingly, the Company amended its Articles of Incorporation to reflect the name change and 1-for-80 reverse stock split.

In connection with the name change, the Company was assigned a new CUSIP number “280069 105.” Additionally, the Company requested a new ticker symbol. The Company’s common stock will continue to be traded on the OTC Bulletin Board.

The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this 8-K:

Exhibit No.	Description
99.1	Press release issued June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                EDGELINE HOLDINGS, INC.

By: /s/ Carl A. Chase
   Carl A. Chase,
   Chief Financial Officer

DATE: June 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued June 26, 2007